UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2012

Corning Incorporated

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York		14831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 607-974-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2012, Corning Incorporated (the “Company”) issued a press release announcing the actual total consideration and tender consideration for its previously announced tender offer for up to $75 million of its outstanding debentures (the “Tender Offer”). On November 9, 2012, the Company issued a press release announcing the results of the Tender Offer as of the early tender date of 5:00 p.m., New York City time, on November 8, 2012. Such press releases are filed as exhibits 99.1 and 99.2 to this Form 8-K.

The information contained in this report shall not constitute a tender offer to purchase or a solicitation of acceptance of a tender offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 8, 2012, issued by the Company to announce the actual consideration for the Tender Offer.

99.2	Press Release dated November 9, 2012, issued by the Company to announce the results of the Tender Offer as of the early tender date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

November 9, 2012	By:	/s/ DENISE A. HAUSELT
Name: DENISE A. HAUSELT
Title: Vice President, Secretary and Assistant General
Counsel